                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                            THE CHASE MANHATTAN BANK
                            (AS LENDER AND AS AGENT)

                                      WITH

                      LET'S TALK CELLULAR & WIRELESS, INC.

                            TELEPHONE WAREHOUSE, INC.

                            CELLULAR WAREHOUSE, INC.

                         NATIONAL CELLULAR, INCORPORATED

                                  CELLULAR USA

                            SOSEBEE ENTERPRISES, INC.

           (EACH A BORROWER AND, JOINTLY AND SEVERALLY, THE BORROWERS)

                                  April 2, 1998

                                TABLE OF CONTENTS


I.    DEFINITIONS........................................................................................1
      1.1.     ACCOUNTING TERMS..........................................................................1
      1.2.     GENERAL TERMS.............................................................................1
      1.3.     UNIFORM COMMERCIAL CODE TERMS............................................................20
      1.4.     CERTAIN MATTERS OF CONSTRUCTION..........................................................20


II.   ADVANCES, PAYMENTS................................................................................20
      2.1.     REVOLVING ADVANCES.......................................................................20
      2.2.     PROCEDURE FOR REVOLVING ADVANCE BORROWING................................................21
      2.3.     DISBURSEMENT OF ADVANCE PROCEEDS.........................................................23
      2.4.     TERM LOAN................................................................................24
      2.5.     REPAYMENT OF ADVANCES....................................................................25
      2.6.     REPAYMENT OF EXCESS ADVANCES.............................................................25
      2.7.     STATEMENT OF ACCOUNT.....................................................................25
      2.8.     ADDITIONAL PAYMENTS......................................................................26
      2.9.     MANNER OF BORROWING AND PAYMENT..........................................................26
      2.10.    MANDATORY AND OPTIONAL PREPAYMENTS.......................................................28
      (a)      MANDATORY PREPAYMENT.....................................................................28
      (b)      OPTIONAL PREPAYMENTS.....................................................................29
      2.12.    DEFAULTING LENDER........................................................................30


III.  INTEREST AND FEES.................................................................................31
      3.1.     INTEREST.................................................................................31
      3.2.     UNUSED LINE FEE..........................................................................31
      3.3.     FEE LETTER...............................................................................31
      3.4.     FIELD EXAMINATION EXPENSES...............................................................31
      3.5.     COMPUTATION OF INTEREST AND FEES.........................................................32
      3.6.     MAXIMUM CHARGES..........................................................................32
      3.7.     INCREASED COSTS..........................................................................32
      3.8.     BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.................................33
      3.9.     CAPITAL ADEQUACY.........................................................................33

IV.   COLLATERAL:  GENERAL TERMS........................................................................34
      4.1.     SECURITY INTEREST IN THE COLLATERAL......................................................34
      4.2.     PERFECTION OF SECURITY INTEREST..........................................................34
      4.3.     DISPOSITION OF COLLATERAL................................................................35
      4.4.     PRESERVATION OF COLLATERAL...............................................................35
      4.5.     OWNERSHIP OF COLLATERAL..................................................................35
      4.6.     DEFENSE OF AGENT'S AND LENDERS' INTERESTS................................................35



      4.7.     BOOKS AND RECORDS........................................................................36
      4.8.     FINANCIAL DISCLOSURE.....................................................................36
      4.9.     COMPLIANCE WITH LAWS.....................................................................36
      4.10.    INSPECTION OF PREMISES; APPRAISAL........................................................37
      4.11.    INSURANCE................................................................................37
      4.12.    FAILURE TO PAY INSURANCE.................................................................38
      4.13.    PAYMENT OF TAXES.........................................................................38
      4.14.    PAYMENT OF LEASEHOLD OBLIGATIONS.........................................................39
      4.15.    RECEIVABLES..............................................................................39
               (a)      NATURE OF RECEIVABLES...........................................................39
               (b)      SOLVENCY OF CUSTOMERS...........................................................39
               (c)      LOCATIONS OF BORROWERS..........................................................39
               (d)      COLLECTION OF RECEIVABLES.......................................................39
               (e)      NOTIFICATION OF ASSIGNMENT OF RECEIVABLES.......................................40
               (f)      POWER OF AGENT TO ACT ON BORROWERS' BEHALF......................................40
               (g)      NO LIABILITY....................................................................41
               (h)      ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT............................41
               (i)      ADJUSTMENTS.....................................................................41
      4.16.    INVENTORY................................................................................42
      4.17.    MAINTENANCE OF EQUIPMENT.................................................................42
      4.18.    EXCULPATION OF LIABILITY.................................................................42
      4.19.    FINANCING STATEMENTS.....................................................................42

V.    REPRESENTATIONS AND WARRANTIES....................................................................42
      5.1.     AUTHORITY................................................................................42
      5.2.     FORMATION AND QUALIFICATION..............................................................43
      5.3.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................43
      5.4.     TAX RETURNS..............................................................................43
      5.5.     FINANCIAL STATEMENTS.....................................................................43
      5.6.     CORPORATE NAME...........................................................................44
      5.7.     O.S.H.A. AND ENVIRONMENTAL COMPLIANCE....................................................44
      5.8.     SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT..............................45
      5.9.     PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES.............................................47
      5.10.    LICENSES AND PERMITS.....................................................................47
      5.11.    DEFAULT OF INDEBTEDNESS..................................................................47
      5.12.    NO DEFAULT...............................................................................47
      5.13.    NO BURDENSOME RESTRICTIONS...............................................................47
      5.14.    NO LABOR DISPUTES........................................................................47
      5.15.    MARGIN REGULATIONS.......................................................................47
      5.16.    INVESTMENT COMPANY ACT...................................................................47
      5.17.    DISCLOSURE...............................................................................47
      5.18.    DELIVERY OF ACQUISITION AGREEMENT........................................................47
      5.19.    SWAPS....................................................................................48
      5.20.    CONFLICTING AGREEMENTS...................................................................48


      5.21.    APPLICATION OF CERTAIN LAWS AND REGULATIONS..............................................48
      5.22.    BUSINESS AND PROPERTY OF BORROWERS.......................................................48

VI.   AFFIRMATIVE COVENANTS.............................................................................48
      6.1.     PAYMENT OF FEES..........................................................................48
      6.2.     CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS..............................48
      6.3.     VIOLATIONS...............................................................................49
      6.4.     GOVERNMENT RECEIVABLES...................................................................49
      6.5.     EXECUTION OF SUPPLEMENTAL INSTRUMENTS....................................................49
      6.6.     PAYMENT OF INDEBTEDNESS..................................................................49
      6.7.     STANDARDS OF FINANCIAL STATEMENTS........................................................49
      6.8.     SUBSIDIARY GUARANTY AND SECURITY AGREEMENT...............................................49
      6.9.     LANDLORD WAIVERS.........................................................................50
      6.10.    INTEREST RATE PROTECTION.................................................................50
      6.11.    ENVIRONMENTAL MATTERS....................................................................50
      6.12.    EVIDENCE OF RENTAL PAYMENTS..............................................................52

VII.  NEGATIVE COVENANTS................................................................................52
      7.1.     MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS....................................52
      7.2.     CREATION OF LIENS........................................................................52
      7.3.     GUARANTEES...............................................................................52
      7.4.     INVESTMENTS..............................................................................52
      7.5.     LOANS....................................................................................53
      7.6.     CAPITAL EXPENDITURES.....................................................................53
      7.7.     DIVIDENDS; MANAGEMENT FEES...............................................................53
      7.8.     INDEBTEDNESS.............................................................................53
      7.9.     NATURE OF BUSINESS.......................................................................53
      7.10.    TRANSACTIONS WITH AFFILIATES.............................................................53
      7.11.    INTENTIONALLY OMITTED....................................................................53
      7.12.    SUBSIDIARIES.............................................................................53
      7.13.    FISCAL YEAR AND ACCOUNTING CHANGES.......................................................54
      7.14.    PLEDGE OF CREDIT.........................................................................54
      7.15.    AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS..........................................54
      7.16.    COMPLIANCE WITH ERISA....................................................................54
      7.17.    PREPAYMENT OF INDEBTEDNESS...............................................................54
      7.18.    OTHER AGREEMENTS.........................................................................54
      7.19.    FIXED CHARGE COVERAGE RATIO..............................................................54
      7.20.    MINIMUM EBITDA...........................................................................55
      7.21.    LEVERAGE RATIO...........................................................................55
      7.22.    INTEREST COVERAGE RATIO..................................................................55
      7.23.    KOONSMAN NOTE............................................................................55

VIII. CONDITIONS PRECEDENT..............................................................................55
      8.1.     CONDITIONS TO INITIAL ADVANCES...........................................................55
               (a)      NOTES...........................................................................55
               (b)      FILINGS, REGISTRATIONS AND RECORDINGS...........................................55




               (c)      CORPORATE PROCEEDINGS OF BORROWERS..............................................56
               (d)      INCUMBENCY CERTIFICATES OF BORROWERS............................................56
               (e)      CERTIFICATES....................................................................56
               (f)      GOOD STANDING CERTIFICATES......................................................56
               (g)      LEGAL OPINION...................................................................56
               (h)      NO LITIGATION...................................................................56
               (i)      FINANCIAL CONDITION CERTIFICATES................................................57
               (j)      COLLATERAL EXAMINATION; APPRAISALS..............................................57
               (k)      FEES............................................................................57
               (l)      FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS............................57
               (m)      ACQUISITION DOCUMENTS...........................................................57
               (n)      GUARANTY; GUARANTOR SECURITY AGREEMENT; PLEDGE AGREEMENT; OTHER DOCUMENTS.......57
               (o)      INSURANCE.......................................................................57
               (p)      UNDRAWN AVAILABILITY; BORROWING BASE............................................58
               (q)      PAYMENT INSTRUCTIONS............................................................58
               (r)      BLOCKED ACCOUNTS................................................................58
               (s)      CONSENTS........................................................................58
               (t)      NO ADVERSE MATERIAL CHANGE......................................................58
               (u)      LEASEHOLD AGREEMENTS............................................................58
               (v)      CONTRACT REVIEW.................................................................58
               (w)      CLOSING CERTIFICATE.............................................................58
               (x)      CUSTOMERS AND SUPPLIERS.........................................................59
               (y)      CASH MANAGEMENT.................................................................59
               (z)      SCHEDULE OF AFFILIATES AND SUBSIDIARIES.........................................59
               (aa)     OTHER...........................................................................59
      8.2.     CONDITIONS TO EACH ADVANCE...............................................................59
               (a)      REPRESENTATIONS AND WARRANTIES..................................................59
               (b)      NO DEFAULT......................................................................59
               (c)      MAXIMUM ADVANCES................................................................59

IX.   INFORMATION AS TO BORROWERS.......................................................................59
      9.1.     DISCLOSURE OF MATERIAL MATTERS...........................................................60
      9.2.     SCHEDULES................................................................................60
      9.3.     ENVIRONMENTAL REPORTS....................................................................60
      9.4.     LITIGATION...............................................................................60
      9.5.     MATERIAL OCCURRENCES.....................................................................60
      9.6.     GOVERNMENT RECEIVABLES...................................................................61
      9.7.     ANNUAL FINANCIAL STATEMENTS..............................................................61
      9.8.     QUARTERLY FINANCIAL STATEMENTS...........................................................61
      9.9.     MONTHLY FINANCIAL STATEMENTS.............................................................62
      9.10.    OTHER REPORTS............................................................................62
      9.11.    ADDITIONAL INFORMATION...................................................................62
      9.12.    PROJECTED OPERATING BUDGET...............................................................62


      9.13.    VARIANCES FROM OPERATING BUDGET..........................................................63
      9.14.    NOTICE OF SUITS, ADVERSE EVENTS..........................................................63
      9.15.    ERISA NOTICES AND REQUESTS...............................................................63
      9.16.    ADDITIONAL DOCUMENTS.....................................................................64
      9.17     SEC FILINGS..............................................................................64

X.    EVENTS OF DEFAULT.................................................................................64

XI.   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT........................................................66
      11.1.    RIGHTS AND REMEDIES......................................................................66
      11.2.    AGENT'S DISCRETION.......................................................................67
      11.3.    SETOFF...................................................................................67
      11.4.    RIGHTS AND REMEDIES NOT EXCLUSIVE........................................................67

XII   WAIVERS AND JUDICIAL PROCEEDINGS..................................................................68
      12.1.    WAIVER OF NOTICE.........................................................................68
      12.2.    DELAY....................................................................................68
      12.3.    JURY WAIVER..............................................................................68

XIII. EFFECTIVE DATE AND TERMINATION....................................................................68
      13.1.    TERM.....................................................................................68
      13.2.    TERMINATION..............................................................................68

XIV.  REGARDING AGENT...................................................................................69
      14.1.    APPOINTMENT..............................................................................69
      14.2.    NATURE OF DUTIES.........................................................................69
      14.3.    LACK OF RELIANCE ON AGENT AND RESIGNATION................................................70
      14.4.    CERTAIN RIGHTS OF AGENT..................................................................70
      14.5.    RELIANCE.................................................................................71
      14.6.    NOTICE OF DEFAULT........................................................................71
      14.7.    INDEMNIFICATION..........................................................................71
      14.8.    AGENT IN ITS INDIVIDUAL CAPACITY.........................................................71
      14.9.    DELIVERY OF DOCUMENTS....................................................................71
      14.10.   BORROWERS' UNDERTAKING TO AGENT..........................................................71

XV.   BORROWING AGENCY..................................................................................72
      15.1.    BORROWING AGENCY PROVISIONS..............................................................72
      15.2.    WAIVER OF SUBROGATION....................................................................72

XVI.  MISCELLANEOUS.....................................................................................73


      16.1.    GOVERNING LAW............................................................................73
      16.2.    ENTIRE UNDERSTANDING.....................................................................73
      16.3.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS......................................74
      16.4.    APPLICATION OF PAYMENTS..................................................................76
      16.5.    INDEMNITY................................................................................76
      16.6.    NOTICE...................................................................................76
      16.7.    SURVIVAL.................................................................................77
      16.8.    SEVERABILITY.............................................................................77
      16.9.    EXPENSES.................................................................................77
      16.10.   INJUNCTIVE RELIEF........................................................................78
      16.11.   CONSEQUENTIAL DAMAGES....................................................................78
      16.12.   CAPTIONS.................................................................................78
      16.13.   COUNTERPARTS; TELECOPIED SIGNATURES......................................................78
      16.14.   CONSTRUCTION.............................................................................78
      16.15.   CONFIDENTIALITY..........................................................................78





                             SCHEDULES AND EXHIBITS

EXHIBITS

Exhibit 1.2(A)        Form of Borrowing Base Certificate
Exhibit 2.1           Form of Revolving Credit Note
Exhibit 2.4(a)        Form of Term Note
Exhibit 5.5(b) Monthly Profit and Loss Statements, Balance Sheets and Cash Flow Projections
Exhibit 8.1(i)        Form of Financial Condition Certificate
Exhibit 16.3          Form of Commitment Transfer Supplement

SCHEDULES
Schedule 1.2(A)       Financing Statements
Schedule 1.2(B)       Liens
Schedule 1.2(C)       Subsidiary Stock
Schedule 4.5          Collateral Locations
Schedule 4.15(c)      Locations of Borrower
Schedule 5.2(a)       Formation and Qualification
Schedule 5.2(b)       Subsidiaries
Schedule 5.4          Federal Tax Identification Numbers
Schedule 5.6(a)       Corporate Names
Schedule 5.6(b)       Prior Consolidations, Mergers, etc.
Schedule 5.8(b)       Litigation
Schedule 5.9          Patents, Trademarks, Copyrights and Licenses
Schedule 5.10         Licenses and Permits
Schedule 5.14         Labor Disputes
Schedule 6.11         Real Property
Schedule 7.3          Guarantees

                           LOAN AND SECURITY AGREEMENT

         Loan and Security Agreement dated as of April 2, 1998 among LET'S TALK CELLULAR & WIRELESS, INC., a corporation organized under the laws of the State of Florida ("LTC"), TELEPHONE WAREHOUSE, INC., a corporation organized under the laws of the State of Texas ("TWI"), CELLULAR WAREHOUSE INC., a corporation organized under the laws of the State of Georgia ("CWI"), NATIONAL CELLULAR, INCORPORATED, a corporation organized under the laws of the State of Texas ("NCI"), CELLULAR USA, a corporation organized under the laws of the State of Nevada ("USA") and SOSEBEE ENTERPRISES, INC., a corporation organized under the laws of the State of Georgia ("SEI") (LTC, TWI, CWI, NCI, USA and SEI, each a Borrower and, jointly and severally, the "Borrowers"), the undersigned financial institutions and the various financial institutions which, in accordance with
Section 16.3(c), become Purchasing Lenders (collectively, the "Lenders" and individually a "Lender") and THE CHASE MANHATTAN BANK ("Chase"), a corporation organized under the laws of the State of New York, as agent for the Lenders (Chase, in such capacity, the "Agent").

                                   BACKGROUND

         Pursuant to the terms of the Acquisition Agreement (as herein defined), LTC is purchasing the stock of CWI and SEI. LTC has requested that Agent and Lenders finance the cash portion of the purchase price of such acquisition, as well as provide for a line of credit to the Borrowers. Agent and Lenders are willing to provide such financing, establish a revolving credit facility for Borrowers of up to $11,000,000 and make a term loan to Borrowers of $24,000,000 on the terms and conditions set forth below.

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, each Borrower, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. ACCOUNTING TERMS. As used in this Agreement, the Notes or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrowers for the fiscal year ended July 31, 1997.

         1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

                  "ACQUISITION AGREEMENT" shall mean the Stock Purchase Agreement including all exhibits and schedules thereto dated as of February 1, 1998 between Seller and LTC, as buyer, as amended by an Amended and Restated Stock Purchase Agreement including all exhibits and schedules thereto dated as of March 1, 1998.

                  "ADVANCES" shall mean and include the Revolving Advances and the Term Loan.

                  "ADVANCE RATES" shall have the meaning set forth in Section
2.1 hereof.

                  "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "AGENT" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "AGREEMENT" shall mean this Loan and Security Agreement, as amended, supplemented or modified from time to time.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "APPRAISER" shall mean an independent appraisal company acceptable to Agent.

                  "APPLICABLE MARGIN" shall mean initially, .75% with respect to Domestic Rate Loans and 2.50% with respect to Eurodollar Rate Loans, and thereafter for any fiscal quarter commencing with the fiscal quarter ending July 31, 1998 shall be determined by the Leverage Ratio at the end of the most recent fiscal quarter with respect to the four fiscal quarters then ended and shall be subject to adjustment from time to time as set forth in Section 3.1. If any Borrower shall complete a Permitted Acquisition, the EBITDA of such Permitted Acquisition shall be included on a proforma basis for the four (4) fiscal quarters then being tested when calculating the Leverage Ratio for the purposes of determining the Applicable Margin. The Applicable Margin with respect to Eurodollar Rate Loans and Domestic Rate Loans, as the case may be, shall be the percentage set forth below as corresponds to the applicable ratio set forth below:

          LEVERAGE                                           DOMESTIC           EURODOLLAR
          RATIO                                             RATE MARGIN         RATE MARGIN
          -----                                             -----------         -----------
          Equal to or greater than                            1.00%                2.75%
          1.75 to 1.00

          Equal to or greater than 1.50 to 1.00                .75%                2.50%
          but less than 1.74 to 1.00

          Equal to or greater than 1.25 to 1.00                .50%                2.25%
          but less than 1.49 to 1.00

          Less than 1.25 to 1.00                               .25%                2.00%



                  "ASSESSMENT RATE" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at Agent's domestic offices during the current calendar year.

                  "AUTHORITY" shall have the meaning set forth in Section
6.11(d).

                  "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

                  "BELL SOUTH" shall mean Bell South Cellular Corp.

                  "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 4.15(h).

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWER" or "BORROWERS" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "BORROWER'S ACCOUNT" shall have the meaning set forth in
Section 2.7.

                  "BORROWERS ON A CONSOLIDATED BASIS" shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their Subsidiaries.

                  "BORROWING AGENT" shall mean LTC.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate duly executed by an authorized officer of Borrowing Agent appropriately completed and in substantially the form of EXHIBIT 1.2(A).

                  "BUSINESS DAY" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to Domestic Rate Loans, any day other than a day on which commercial banks in New York are authorized or required by law to close.

                  "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) who, at the time of the execution of this Agreement, does not own 5% or more of Capital Stock of a Borrower, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of such Borrower on a fully diluted basis, (ii) the current officers, directors and/or employees of HIG do not constitute at least two (2) members of the board of directors of LTC, or
(iii) the merger or consolidation of any Borrower with or into another Person, or the merger or consolidation of another Person with and into any Borrower, with the effect that, immediately after such transaction, the stockholders of such Borrower immediately prior to such transaction hold less than 50% of the Voting Stock of the Person surviving such merger or consolidation.

                  "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of their Affiliates.

                  "CLOSING DATE" shall mean April 2, 1998 or such other date as may be agreed to by the parties hereto.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "COLLATERAL" shall mean and include:

                           (a)      all Receivables;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      all Subsidiary Stock;

                           (f)      all Real Property;

                           (g)      all of each Borrower's right, title and
interest in and to (i) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by such Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which such Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Borrower;

                           (h)      all of each Borrower's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers (whether owned by such Borrower or in which it has an interest), computer software, computer programs (owned by such Borrower), tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g) of this Paragraph; and

                           (i)      all proceeds and products of (a), (b), (c),
(d), (e), (f), (g) and (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "COLLATERAL ASSIGNMENT" shall mean collectively, (i) the collateral assignment of rights executed by LTC and Seller in favor of Agent pursuant to which the rights of LTC under the Acquisition Agreement are assigned to Agent and (ii) the collateral assignment of rights in favor of Agent of each of Borrowers' supply agreements.

                  "COMMITMENT PERCENTAGE" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                  "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of EXHIBIT 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "CONTRACT RATE" shall mean, as applicable, (a) so long as no Event of Default shall have occurred (i) an interest rate per annum equal to (x) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans or (y) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans or (b) following the occurrence and during the continuance of an Event of Default, the Default Rate.

                  "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

                  "CURRENT ASSETS" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrowers on a Consolidated Basis and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; PROVIDED, HOWEVER, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of a Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business on an arm's length basis and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of a Borrower, or (c) the cash surrender value of any life insurance policy.

                  "CURRENT LIABILITIES" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrowers on a Consolidated Basis, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of any Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of any Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, (d) all accounts payable (whether current or past due) and (e) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

                  "CUSTOMER" shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

                  "DEFAULT" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "DEFAULT RATE" shall mean an interest rate per annum equal to the sum of (i) the Alternate Base Rate PLUS (ii) the highest Applicable Margin with respect to Domestic Rate Loans PLUS (iii) two percent (2%) per annum.

                  "DEFAULTING LENDER" shall have the meaning set forth in
Section 2.16(a) hereof.

                  "DEPOSITORY ACCOUNTS" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "DOLLARS" and the sign "$" shall mean lawful money of the United States of America.

                  "DOMESTIC RATE LOAN" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                  "EARNINGS BEFORE INTEREST AND TAXES" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period, PLUS (ii) all interest expense of Borrowers on a Consolidated Basis for such period, PLUS (iii) all charges against the income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes of Borrowers on a Consolidated Basis for such period, PLUS (ii) depreciation expenses of Borrowers on a Consolidated Basis for such period, PLUS (iii) amortization expenses of Borrowers on a Consolidated Basis for such period.

                  "EBITDAR" shall mean for any period the sum of EBITDA PLUS rent expenses of Borrowers on a Consolidated Basis for such period.

                  "ELIGIBLE INVENTORY" with respect to each Borrower shall mean and include finished goods Inventory (and shall exclude raw materials, work in process, labels, materials and supplies), valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's reasonable opinion exercised in good faith and in a commercially reasonable manner, obsolete, slow moving, unmerchantable, returned, damaged, to be used for promotional purposes or goods which are not first quality and which Agent, in its reasonable discretion exercised in good faith and in a commercially reasonable manner, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is located in a facility in the United States that is owned or leased by a Borrower, subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. No Inventory shall be deemed Eligible Inventory unless (i) it is located at a facility owned or leased by a Borrower and (ii) if it is located at a Primary Location and Agent has received executed landlord, mortgagee or warehousing agreements with respect to such facility in form and substance satisfactory to Agent.

                  "ELIGIBLE RECEIVABLES" shall mean and include with respect to each Borrower each Receivable of a Borrower arising in the ordinary course of such Borrower's business and which Agent, in its reasonable credit judgment exercised in good faith and in a commercially reasonable manner, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice, bill of lading or other documentary evidence reasonably satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the original invoice date;

                  (c) as respects a particular Customer, fifty percent (50%) or more of the Receivables from the applicable Customer are not deemed Eligible Receivables as a result of the criteria set forth in clause (b) above;

                  (d) (i) the Receivables of the Customer (other than Bell South) exceed thirty-five percent (35%) of all Receivables or (ii) the Receivables of Bell South exceed (x) forty percent (40%) of all Receivables from the Closing Date through July 31, 1999, and (y) thereafter, thirty five percent (35%) of all Receivables, in each case to the extent such Receivables exceed such limit;

                  (e) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (f) the Customer is an individual, a creditor or supplier of any Borrower, or the Customer has disputed any liability to or with respect to a Borrower (but only to the extent of such dispute), or the Customer has any right of offset, deduction, defense, dispute, chargeback or counterclaim with respect to such Receivable (but only to the extent of any such claim), or the Receivable otherwise is subject to any right of setoff in whole or in part by the Customer;

                  (g) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                  (h) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance, in each case acceptable to Agent in its reasonable discretion exercised in good faith;

                  (i) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (j) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower effectuates an assignment of its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 ET SEQ. and 41 U.S.C. Sub-Section 15 ET SEQ.) or has otherwise complied with other applicable statutes or ordinances;

                  (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (l) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (m) shipment of the merchandise or the rendition of services has not been completed;

                  (n) any return, rejection or repossession of the merchandise has occurred; or

                  (o) such Receivable is not payable to a Borrower.

                  "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in
Section 6.11(d) hereof.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "EQUIPMENT" shall mean and include as to each Borrower all of such Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "EURODOLLAR RATE LOAN" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "EURODOLLAR RATE" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one (1%) percent) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over Chase) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

                  "EVENT OF DEFAULT" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

                  "EXCESS CASH FLOW" shall mean for any fiscal year (a) the sum of (i) net income of Borrowers on a Consolidated Basis for such fiscal year, plus (ii) depreciation expenses of Borrowers on a Consolidated Basis for such fiscal year, plus (iii) amortization expenses of Borrowers on a Consolidated Basis for such fiscal year, plus (iv) all non-cash charges to the net income of Borrowers on a Consolidated Basis for such fiscal year minus (b) (i) permitted capital expenditures actually made by Borrowers on a Consolidated Basis during such fiscal year (excluding Indebtedness incurred to finance such expenditures), minus (ii) regularly scheduled principal payments made on the Term Loan made by Borrowers on a Consolidated Basis during such fiscal year, minus (iii) capitalized lease payments permitted pursuant to Section 7.6 and 7.11 hereof and actually made by Borrowers on a Consolidated Basis in such fiscal year, minus
(iv) cash actually spent by Borrowers on a Consolidated Basis in connection with Permitted

Acquisitions during such fiscal year and (v) plus decreases and/or minus increases in Working Capital for such fiscal year, as the case may be.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" shall mean the fee letter dated February 18, 1998 between LTC, HIG and Agent.

                  "FIXED CHARGE COVERAGE RATIO" for any period shall mean the ratio of (i) (a) EBITDAR for such period minus (b) capital expenditures made by Borrowers on a Consolidated Basis during such period minus (c) all taxes paid by Borrowers on a Consolidated Basis during such period to (ii) (a) scheduled payments of principal and interest with respect to all Indebtedness of Borrowers on a Consolidated Basis plus (b) rent payments actually made by Borrowers on a Consolidated Basis during such period.

                  "FORMULA AMOUNT" shall have the meaning set forth in Section 2.1(a).

                  "FUNDED INDEBTEDNESS" shall mean with respect to any Person as of the date of determination thereof, all Indebtedness (other than Indebtedness relating to operating leases) of such Person and its Subsidiaries on a consolidated basis outstanding at such time which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event the Revolving Advances.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "GENERAL INTANGIBLES" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "GOVERNMENTAL BODY" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "GUARANTOR" shall mean each Person who executes and delivers a Guaranty to Agent for the benefit of Lenders.

                  "GUARANTOR SECURITY AGREEMENT" shall mean each security agreement executed by a Guarantor granting Agent a security interest in all of such Guarantor's personal property for the benefit of Lenders.

                  "GUARANTY OR GUARANTIES" shall mean individually and collectively, the guaranties of the obligations of Borrowers executed by a Guarantor in favor of Agent for the benefit of Lenders.

                  "HAZARDOUS DISCHARGE" shall have the meaning set forth in
Section 6.11(d) hereof.

                  "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "HIG" shall mean HIG Capital Management, Inc.

                  "INDEBTEDNESS" shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such Person for the deferred purchase price of property of services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person and all Capitalized Lease Obligations, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptance, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations, (h) all guarantees of such Person and (i) the redemption price of all redeemable preferred stock of such Person but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

                  "INTEREST COVERAGE RATIO" for any period shall mean the ratio of (i)(a) EBITDA for such period MINUS (b) capital expenditures made by Borrowers on a Consolidated Basis during such period to (ii) cash interest payments made by Borrowers on a Consolidated Basis during such period.

                  "INTEREST PERIOD" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "INVENTORY" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "INVENTORY ADVANCE RATE" shall have the meaning set forth in
Section 2.1(y)(ii) hereof.

                  "KOONSMAN NOTE" shall mean the promissory note dated as of June 27, 1997 issued by Let's Talk Cellular, Inc. to Texas Cellular Partners, L.P. in the original principal sum of $3,585,000.

                  "LENDER" AND "LENDERS" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of any Lender.

                  "LEVERAGE RATIO" for any period shall mean the ratio of (a) Funded Indebtedness at the end of such period to (b) EBITDA for such period.

                  "LIBOR" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Rate Loan of the Agent and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement and the Other Documents.

                  "MANDATORY RESERVE" shall have the meaning set forth in
Section 2.10(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the condition, operations, assets, business or prospects of the applicable Person or Persons, (ii) any Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the value of the Collateral, or the Liens on the Collateral or the priority of any such Lien, or (iv) the practical realization of the benefits of Agent's and Lenders' rights and remedies under this Agreement and the Other Documents.

                  "MAXIMUM REVOLVING ADVANCE AMOUNT" shall mean $13,500,000.

                  "MONTHLY LEASE PAYMENT" for any Primary Lease shall mean, for any calendar month, the installment of the rent required to be paid under such Primary Lease, plus any amount with respect to taxes required to be paid under such Primary Lease plus any other charge, payment or reimbursement required to be paid under such Primary Lease.

                  "MORTGAGES" shall mean any mortgages in favor of Agent on the Real Property together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001 (a)(3) of ERISA.

                  "NET PROCEEDS" shall mean the aggregate gross proceeds received by any Borrower or any Subsidiary of any Borrower in respect of (a) the sale of Capital Stock in a Public Offering, (b) any sale or disposition of any property or assets of such Borrower, or (c) any cash payments received in respect of promissory notes delivered to such Borrower or such Subsidiary in respect of any sale or disposition of property or assets of such Borrower; in each case net of (without duplication) (A) the amount required to repay any Permitted Encumbrance (other than Advances) secured by a Lien on any assets of the such Borrower or a Subsidiary of such Borrower that are collateral for any such Indebtedness, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent specifically permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such issuance or sale.

                  "NET WORTH" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of Borrowers on a Consolidated Basis determined in accordance with GAAP as at such date.

                  "NOTE RESERVE" shall mean $2,000,000.

                  "NOTES" shall mean collectively, the Term Note and the Revolving Credit Note.

                  "OBLIGATIONS" shall mean and include any and all of Borrowers' Indebtedness and/or liabilities to Agent or the Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, relating to any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or the Lenders and any Borrower and all obligations of any Borrower to Agent or the Lenders to perform acts or refrain from taking any action.

                  "OTHER DOCUMENTS" shall mean the Mortgages, the Notes, the Guaranties, the Guarantor Security Agreements, the Collateral Assignment, the Pledge Agreement, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "PARENT" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "PARTICIPANT" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "PAYMENT OFFICE" shall mean initially 200 Jericho Quadrangle, Jericho, New York 11753; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and each Lender to be the Payment Office.

                  "PERMITTED ACQUISITION" shall have the meaning set forth in
Section 7.1(a) hereof.

                  "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; PROVIDED, THAT, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', warehousemans', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6 and 7.8; and (h) Liens disclosed on SCHEDULE 1.2(B).

                  "PERSON" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated the Closing Date by and between LTC and Agent, pursuant to which LTC shall pledge to Agent all Subsidiary Stock.

                  "PRIMARY LEASES" shall mean each real property lease entered into by a Borrower for a Primary Location and for each leased location of the Borrower where the applicable landlord has a Lien in any Collateral that is senior to the Lien granted to Agent hereunder (the "Mall Locations"). At such time as Agent has received, in form and substance satisfactory to Agent in its sole discretion, (i) a landlord waiver for any Primary Location, the lease for such location shall no longer constitute a "Primary Lease" and (ii) UCC-3 termination statements or a subordination agreement with respect to any Liens for any Mall Location, the lease for such Mall Location shall no longer constitute a "Primary Lease".

                  "PRIMARY LOCATION" shall mean any location which is used by any Borrower as a distribution center or a warehouse or any location where any Borrower keeps books and records.

                  "PRIME RATE" shall mean the prime commercial lending rate of Chase as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Chase as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Chase to any particular class or category of customers of Chase.

                  "PRO FORMA BALANCE SHEET" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "PRO FORMA FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5(b) hereof.

                  "PROJECTIONS" shall have the meaning set forth in Section 5.5(b) hereof.

                  "PURCHASE PERIOD" shall have the meaning set forth in Section 2.10(a) hereof.

                  "PURCHASING LENDER" shall have the meaning set forth in
Section 16.3(c) hereof.

                  "PUBLIC OFFERING" shall mean any sale after the Closing Date by any Borrower or any Subsidiary of any Borrower through a public offering of its Capital Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

                  "QUESTIONNAIRE" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ., as same may be amended from time to time.

                  "REAL PROPERTY" shall mean all of Borrowers' right, title and interest in and to the owned and leased premises identified on SCHEDULE 6.11 hereto.

                  "RECEIVABLES" shall mean and include as to each Borrower all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent hereunder.

                  "RECEIVABLES ADVANCE RATE" shall have the meaning set forth in
Section 2.1(y)(i) hereof.

                  "RELEASE" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "RENT RESERVE" shall mean, in the aggregate, an amount equal to three (3) Monthly Lease Payments for all Primary Leases.

                  "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043(b) of ERISA or of the regulations promulgated thereunder.

                  "REQUIRED LENDERS" shall mean Lenders holding at least fifty-one percent (51%) of the Advances then outstanding or if no such Advances are outstanding, Lenders whose Commitment Percentages aggregate more than fifty-one percent (51%) of the aggregate Commitment Percentages.

                  "RESERVE PERCENTAGE" shall mean a fraction (expressed as a decimal), the numerator of which is one and the denominator of which is one minus the aggregate of the reserve percentages (expressed as a decimal) established at the time of calculation by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) for negotiable certificates of deposit in amounts comparable to the amount of such Domestic Rate Loan, with a maturity comparable to the Interest Period therefor, including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System.

                  "REVOLVING ADVANCE COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Revolving Advance Termination Date.

                  "REVOLVING ADVANCE TERMINATION DATE" shall mean April 1,
2002.

                  "REVOLVING ADVANCES" shall mean Advances made other than the Term Loan.

                  "REVOLVING CREDIT NOTE" shall mean the promissory note referred to in Section 2.1 hereof.

                  "SELLER" shall mean collectively, the shareholders of CWI and SEI listed on the signature pages of the Acquisition Agreement.

                  "SETTLEMENT DATE" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which Agent is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "SUBSIDIARY STOCK" shall mean all of the issued and outstanding shares of stock owned by Borrowers of each of their Subsidiaries identified on SCHEDULE 1.2(C) hereto.

                  "TANGIBLE NET WORTH" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrowers on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a Consolidated Basis.

                  "TERM LOAN" shall mean the Advances made pursuant to Section 2.4(a) hereof.

                  "TERM LOAN TERMINATION DATE" shall mean April 1, 2004.

                  "TERM NOTE" shall mean the promissory note described in
Section 2.4(a) hereof.

                  "TERMINATION DATE" shall have the meaning set forth in Section
13.1 hereof.

                  "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next succeeding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next succeeding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next succeeding Business Day) by Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TOXIC SUBSTANCE" shall mean and include any material present on the Real Property which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 ET SEQ., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "TRANSACTIONS" shall have the meaning set forth in Section 5.5(a) hereof.

                  "TRANSFEREE" shall have the meaning set forth in Section 15.3(b) hereof.

                  "UNDRAWN AVAILABILITY" at a particular date with respect to all Borrowers shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, MINUS (b) all accruals, outstanding fees, interest or other amounts owed to Agent or Lenders, MINUS (c) the outstanding amount of Advances (other than the Term Loan).

                  "VOTING STOCK" shall mean, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "WEEK" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

                  "WORKING CAPITAL" at a particular date, shall mean the excess, if any, of Current Assets (other than cash and cash equivalents) over Current Liabilities (other than the current portion of long term Indebtedness) at such date.

         1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.

         2.1. REVOLVING ADVANCES. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers during the Revolving Advance Commitment Period in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

                           (i) up to 85% ("Receivables Advance Rate") of
                  Eligible Receivables, PLUS

                           (ii) up to the lesser of (A) 50% ("Inventory Advance
                  Rate") of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $6,000,000 in the aggregate at any one time, MINUS

                           (iii) such reserves as Agent in its good faith
                  judgment may reasonably deem proper and necessary from time to time in its reasonable discretion, including, without limitation, the Rent Reserve and the Note Reserve.

         The sum of the amounts derived from Sections 2.1(y)(i) and (ii) minus
(iii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, "Revolving Credit Note") substantially in the form attached hereto as EXHIBIT 2.1.

         2.2. PROCEDURE FOR REVOLVING ADVANCE BORROWING.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable. Agent and Lenders will not make any Advance pursuant to any notice unless Agent has received the most recent Borrowing Base Certificate required under Section 9.2 hereof.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice; specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months (each such period an "Interest Period"). No Advance shall be made as a Eurodollar Rate Loan for the first sixty (60) days following the Closing Date unless the Advances have been syndicated to Chase's satisfaction and the new Lenders have funded the Advances. Thereafter, no Advance shall be made as a Eurodollar Rate Loan having an Interest Period greater than one (1) month until the earlier of (x) one hundred twenty one (121) days following the Closing Date and (y) the date on which the Advances have been syndicated to Chase's satisfaction and the new Lenders have funded the Advances.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that:

                       (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be the next preceding or succeeding Business Day as is Chase's custom in the market to which such Eurodollar Rate Loan relates;

                    (ii) no Interest Period shall end after the last day of (1) the Revolving Advance Termination Date, with respect to Revolving Advances or
(2) the Term Loan Termination Date, with respect to the Term Loan;

                    (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month; and

                    (iv) no Borrower nor Borrowing Agent may select an Interest Period with respect to any portion of the Term Loan which extends beyond an installment payment date for the Term Loan unless after giving effect to such election, the portion of the Term Loan not subject to the Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

         Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d) Provided that no Event of Default shall have occurred and be continuing, a Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan or Domestic Rate Loan convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (e) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay any Eurodollar Rate Loan in whole with accrued interest on the principal being prepaid to the date of such repayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to such Borrower shall be conclusive absent manifest error.

                  (f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of the Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrowing Agent shall be conclusive absent manifest error.

         2.3. DISBURSEMENT OF ADVANCE PROCEEDS. (a) All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to the applicable Borrower's Account on Agent's books. During the Revolving Advance Commitment Period, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under
Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent the Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at Chase or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

                  (b) If on any day on which a check issued by a Borrower is presented for payment against any controlled disbursement account with Chase, then to the extent of any Undrawn Availability then existing, and provided that no Event of Default shall have occurred and be continuing, Agent shall credit said account in an amount sufficient to permit Agent to honor such check, irrespective of the satisfaction, as of such date, of the conditions set forth in

Article II hereof. Each credit by Agent to said account pursuant to this section shall be deemed to constitute a Revolving Advance for a Domestic Rate Loan under this Agreement.

         2.4. TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of $21,500,000. The Term Loan shall be advanced on the Closing Date, and shall be, with respect to principal, payable in consecutive quarterly installments as follows, with the remaining unpaid principal balance due and payable in full on the Term Loan Termination Date subject to acceleration upon the occurrence of an Event of Default or earlier termination of this Agreement:

                     PAYMENT DATE                               AMOUNT
                     ------------                               ------

                     July 31, 1998                              $  375,000
                     October 31, 1998                           $  375,000
                     January 31, 1999                           $  375,000
                     April 30, 1999                             $  375,000

                     July 31, 1999                              $  750,000
                     October 31, 1999                           $  750,000
                     January 31, 2000                           $  750,000
                     April 30, 2000                             $  750,000

                     July 31, 2000                              $1,000,000
                     October 31, 2000                           $1,000,000
                     January 31, 2001                           $1,000,000
                     April 30, 2001                             $1,000,000

                     July 31, 2001                              $1,000,000
                     October 31, 2001                           $1,000,000
                     January 31, 2002                           $1,000,000
                     April 30, 2002                             $1,000,000

                     July 31, 2002                              $1,250,000
                     October 31, 2002                           $1,250,000
                     January 31, 2003                           $1,250,000
                     April 30, 2003                             $1,250,000

                     July 31, 2003                              $1,250,000
                     October 31, 2003                           $  916,666.66
                     January 31, 2004                           $  916,666.67
                     April __, 2004                             $  916,666.67

The Term Loan shall otherwise be evidenced by and subject to the terms and conditions set forth in one or more secured promissory notes (collectively, "Term Note") attached hereto as EXHIBIT 2.4(A).

         2.5. REPAYMENT OF ADVANCES.

                  (a) The Revolving Advances shall be due and payable in full on the Revolving Advance Termination Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4(a) hereof and in the Term Note.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit the applicable Borrower's Account as of the Business Day on which Agent receives those checks, notes, drafts or other items of payment, such Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations two (2) Business Days after confirmation to Agent by the Blocked Account bank or the Depositary Account bank (as provided for in Section 4.15(h) hereof) that such items of payment have been collected in good funds and finally credited to Agent's account, provided, however, that if Chase is the Blocked Account Bank, all items of payment shall be deemed applied by Agent on account of the Obligations two (2) Business Days after such items have been collected in good funds. Agent is not required to credit such Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge such Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the applicable Borrower's Account or by making Advances as provided in
Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.6. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.7. STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, loan accounts in the name of each Borrower (each, a "Borrower's Account") in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent to record the date and amount of any Advance or payment shall not adversely affect Agent or any Lender. For each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers. The records of Agent with respect to the loan account shall be PRIMA FACIE evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.8. ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations. Agent shall promptly give notice to Borrowing Agent upon charging any Borrower's Account under this Section 2.8.

         2.9. MANNER OF BORROWING AND PAYMENT.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of the Lenders. The Term Loan shall be advanced according to the Commitment Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Credit Note, shall be applied to the Revolving Advances, pro rata according to the Commitment Percentages of the Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Note, shall be applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.9(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances

                    (ii) Each Lender shall be entitled to earn interest at the Contract Rate on outstanding Advances which it has funded.

                    (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Transferee (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.10. MANDATORY AND OPTIONAL PREPAYMENTS.

                  (a) MANDATORY PREPAYMENT.

                    (i) When any Borrower sells or otherwise disposes of any Collateral having a fair market value in excess of $100,000 individually, or in the aggregate for all Borrowers, in any fiscal year (other than Inventory in the ordinary course of business), Borrowers shall repay the Advances to the extent the aggregate Net Proceeds for all such sales in any fiscal year exceeds $100,000 in an amount equal to such Net Proceeds in excess of $100,000. Such repayments shall be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such Net Proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, pro-rata to the outstanding principal installments of the Term Loan and second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, Borrowers may sell or otherwise dispose of Collateral (excluding for purposes of this sentence Inventory in the ordinary course of business) having a fair market value in excess of $100,000 in the aggregate in any fiscal year and utilize such Net Proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (a) the acquired Collateral is purchased by Borrowers within one hundred eighty (180) days of the sale of the Collateral (the "Purchase Period"), (b) the proceeds of such sale are remitted to Agent and applied by Agent to reduce the outstanding amount of Revolving Advances in accordance with the first sentence of this subsection 2.10(a)(i), (c) a reserve equal to the amount of such proceeds shall be established by Agent (the "Mandatory Reserve"), which reserve shall continue until the earlier to occur of (i) the date when payment for such replacement Collateral is made and the other conditions set forth in this subsection 2.10(i) are met to the reasonable satisfaction of Agent or (ii) the expiration of the Purchase Period, (d) the acquired Collateral shall be deemed to be acceptable Collateral by Agent in its reasonable discretion and (e) the acquired Collateral shall be subject to Agent's first priority security interest created hereunder. If Borrowers fail to meet the conditions set forth in clauses (a) through and including (e) above, Borrowers hereby authorize Agent and Lenders to make a Revolving Advance in an amount equal to the applicable Mandatory Reserve to be applied as a prepayment of the Term Loan, in the manner set forth above. Immediately, thereafter, the applicable Mandatory Reserve shall be reduced to $0. If Borrowers meet the conditions set forth in clauses (a) through and including (e) above to the reasonable satisfaction of Agent, Agent shall, upon Borrowing Agent's request, make a Revolving Advance to the applicable Borrower in the amount of the applicable Mandatory Reserve to be used by the applicable Borrower to (i) purchase the replacement Collateral and (ii) be applied as a prepayment of the Term Loan, in the manner set forth above to the extent the purchase price of the replacement Collateral is less than the amount of such Revolving Advance and the applicable Mandatory Reserve shall be reduced.

                    (ii) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 75% of Excess Cash Flow for each fiscal year commencing on or after July 31, 1998 payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.10(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

                    (iii) Upon the completion of a Public Offering, Borrowers shall repay the Advances in an amount equal to fifty percent (50%) of the Net Proceeds of such Public Offering, such repayments to be made promptly but in no event more then one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such Net Proceeds shall be held in trust for Agent. Such repayment shall be applied first, pro rata to the outstanding principal installments of the Term Loan and second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                  (b) OPTIONAL PREPAYMENTS.

                    (i) Borrowers, upon three (3) days prior written notice to Agent, may, at any time and from time to time, prepay the Term Loan in whole or in part. Any such prepayments shall be in a minimum principal amount equal to the lesser of (A) $100,000, or integral multiples of $100,000 in excess thereof and (B) the aggregate unpaid principal amount of the Term Loan.

                    (ii) Borrowers, upon three (3) days prior written notice to Agent, may, at any time and from time to time, permanently reduce the Maximum Revolving Advance Amount. Such reductions shall be in a minimum principal amount of $100,000 or integral multiples of $100,000 in excess thereof.

         2.11. USE OF PROCEEDS. Borrowers shall apply the proceeds of the Term Loan to (i) repay existing indebtedness owed to NationsCredit Commercial Corp.,
(ii) pay a portion of the purchase price under the Acquisition Agreement and
(iii) pay fees and expenses relating to the Transactions. Borrowers shall apply the proceeds of Revolving Advances to (i) repay existing indebtedness owed to NationsCredit Commercial Corp., (ii) pay fees and expenses relating to the Transactions, (iii) repay the subordinated note in the original principal amount of $2,000,000 in favor of Ronald Koonsman, and (iv) provide for its working capital needs and general corporate purposes

         2.12. DEFAULTING LENDER.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.12 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. INTEREST. Interest on Advances shall be payable in arrears on the last day of each quarter in arrears with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans subject to the limitations set forth in
Section 2.2(b), at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal of Advances outstanding during the quarter at a rate per annum equal to the Contract Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate. So long as no Default or Event of Default shall have occurred and be continuing, the Applicable Margin shall be increased or decreased, as the case may be, as of the fifth day after receipt of the financial statements delivered pursuant to Section 9.8 hereof, commencing with fiscal quarter ending July 31, 1998, based upon the Leverage Ratio with respect to the four (4) fiscal quarters then ended as reported upon in the applicable financial statements; PROVIDED, HOWEVER, if such statements are not timely delivered, the Applicable Margin shall be the highest percentage set forth in the definition of "Applicable Margin" until the time of delivery.

         3.2. UNUSED LINE FEE. If, for any quarter during the Revolving Advance Commitment Period, the average daily unpaid balance of Revolving Advances for each day of such quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent a fee for the ratable benefit of Lenders at a per annum rate equal to three-eighths of one percent (.375%) on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing with April 30, 1998 and on the last day of each July, October, January and April thereafter.

         3.3. FEE LETTER. Borrowers shall pay to Agent the fees set forth in the Fee Letter at the times and on the terms and conditions set forth therein.

         3.4. FIELD EXAMINATION EXPENSES. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's and Lenders' benefit - a collateral monitoring fee in an amount equal to $650 per day for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis; provided, however, so long as no Default or Event of Default has occurred, Borrowers shall not be obligated to reimburse Agent for more than (i) two collateral monitorings for the period from the Closing Date though the first anniversary of the Closing Date and (ii) one collateral monitoring in any year thereafter.

         3.5. COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Contract Rate for Domestic Rate Loans during such extension.

         3.6. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event Agent or any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents or any Eurodollar Rate Loan; and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.8. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period;

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

                  (c) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank eurodollar market with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, such affected Eurodollar Rate Loan shall be converted into an unaffected type of Eurodollar Rate Loan on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9. CAPITAL ADEQUACY.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section
3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

IV.  COLLATERAL:  GENERAL TERMS

         4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2. PERFECTION OF SECURITY INTEREST. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers for the Primary Locations, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrowers in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of the Lenders immediately upon demand.

         4.3. DISPOSITION OF COLLATERAL. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) as permitted in Section 2.10(a) hereof.

         4.4. PRESERVATION OF COLLATERAL. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations.

         4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on SCHEDULE 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

         4.6. DEFENSE OF AGENT'S AND LENDERS' INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following a

Default and demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. BOOKS AND RECORDS. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers and who shall be acceptable to Agent in its reasonable discretion.

         4.8. FINANCIAL DISCLOSURE. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time prior to the Term Loan Termination Date to exhibit and deliver to Agent and each Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession accompanied by such accounting or auditing firm's management letter, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9. COMPLIANCE WITH LAWS. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. INSPECTION OF PREMISES; APPRAISAL. Upon notice to Borrowing Agent, at all reasonable times Agent and any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent and any Lender (with Agent's prior written consent) and their agents may enter upon any Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business. Upon an Event of Default, Agent shall have the right in its discretion to hire an Appraiser at Borrowers' cost and expense to conduct appraisals of the Inventory.

         4.11. INSURANCE. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business;
(e) maintain liability insurance in favor of such Borrower's officers and directors in an amount satisfactory to Agent; (f) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee for the benefit of Lenders as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent (in its capacity as Agent hereunder) and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, first, pro-rata to the outstanding principal installments of the Term Loan, and second, to the remaining Advances in such order as Agent in its reasonable discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers insurance proceeds received by Agent during any fiscal year under insurance policies procured and maintained by Borrowers which insure Borrowers' insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such fiscal year. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $250,000 then Agent shall not be obligated to remit the insurance proceeds to Borrowers unless Borrowers shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Agent to Borrowers would receive) insurance proceeds which equal or exceed $250,000 in the aggregate during any fiscal year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. FAILURE TO PAY INSURANCE. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for such Borrower's Account, and charge such Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

         4.13. PAYMENT OF TAXES. Each Borrower will pay and will cause each of their Subsidiaries to pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes and each Borrower shall have the right, subject to the provisions of this Section 4.13, to contest or dispute any charges. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Charges to the extent that any Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to the applicable Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so; provided, however, that any Borrower may contest its rental obligations under a lease in good faith provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral.

         4.15. RECEIVABLES.

                  (a) NATURE OF RECEIVABLES. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

                  (b) SOLVENCY OF CUSTOMERS. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) LOCATIONS OF BORROWERS. Each Borrower's chief executive office is located at the locations set forth on SCHEDULE 4.15(C). Until written notice is given to Agent by Borrowing Agent of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) COLLECTION OF RECEIVABLES. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent the Blocked Account or the Depositary Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness except that such Borrower may maintain base cash amounts at retail store locations in the ordinary course of business consistent with past practices and in any event not to exceed (i) $600,000 in the aggregate at any time during the months of January through and including October of each calendar year and (ii) $1,200,000 in the aggregate at any time during the months of November and December of each calendar year.

                  (e) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the applicable Borrower's Account and added to the Obligations.

                  (f) POWER OF AGENT TO ACT ON BORROWERS' BEHALF. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) upon the occurrence and during the continuance of an Event of Default to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers and assignments of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) upon the occurrence and during the continuance of an Event of Default to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) upon the occurrence and during the continuance of an Event of Default to demand payment of the Receivables; (vi) upon the occurrence and during the continuance of an Event of Default to enforce payment of the Receivables by legal proceedings or otherwise; (vii) upon the occurrence and during the continuance of an Event of Default to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) upon the occurrence and during the continuance of an Event of Default to settle, adjust, compromise, extend or renew the Receivables; (ix) upon the occurrence and during the continuance of an Event of Default to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) upon the occurrence and during the continuance of an Event of Default to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer;
(xi) upon the occurrence and during the continuance of an Event of Default to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

                  (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except for liability arising from Agent's or such Lender's gross (not mere) negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

                  (h) ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT. All proceeds of Collateral shall, at the direction of Agent, be deposited by each Borrower into a lockbox account, dominion account or such other blocked account (each, a "Blocked Account") as Agent may require pursuant to an arrangement with such bank as may be selected by each Borrower and be acceptable to Agent. Each Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and such Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and such Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to such Borrower's Blocked Account.

                  (i) ADJUSTMENTS. No Borrower will, without Agent's consent, compromise or adjust any of the Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16. INVENTORY. All Inventory, to the extent produced by Borrowers, has been and will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment taken as a whole shall be maintained and preserved. No Borrower shall use or operate the Equipment in material violation of any law, statute, ordinance, code, rule or regulation. Each Borrower shall have the right to sell Equipment to the extent set forth in
Section 4.3 hereof.

         4.18. EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof except for any of the foregoing which arises out of Agent's or such Lender's gross (not mere) negligence or willful misconduct. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

         4.19. FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on SCHEDULE 1.2(A) and continuation statements relating thereto, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1. AUTHORITY. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, articles of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound.

         5.2.     FORMATION AND QUALIFICATION.

                  (a) Each Borrower is duly incorporated and in good standing under the laws of the states set forth on SCHEDULE 5.2(A). Each Borrower is qualified to do business and is in good standing in the states listed on
SCHEDULE 5.2(A) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property except where the failure to so qualify could not have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its articles of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only Subsidiaries of each Borrower are listed on
SCHEDULE 5.2(B).

         5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. TAX RETURNS. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending 1991. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5.     FINANCIAL STATEMENTS.

                  (a) The pro forma balance sheet of Borrowers on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Acquisition Agreement and under this Agreement (the "Transactions") and is complete and fairly presents the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet of Borrowers on a Consolidated Basis has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The monthly profit and loss statements, balance sheets and cash flow projections of Borrowers on a Consolidated Basis, copies of which are annexed hereto as EXHIBIT 5.5(B) prepared (i) on a quarterly basis for fiscal years 1998 and 1999 and (ii) on an annual basis for fiscal years 2000, 2001, 2002, 2003 and 2004 (the "Projections") were prepared by the Chief

Financial Officer of each Borrower, are in sufficient detail to determine revenue from each material business category, fixed and variable costs and are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated and consolidating balance sheets of LTC, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of July 31, 1997, the consolidated and consolidating balance sheets of TWI, its Subsidiaries and such other persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 1996, and the consolidated and consolidating nine month certified balance sheets of CWI, its Subsidiaries and such other persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 30, 1997 and in each case the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such dates, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and fairly present the financial position of Borrowers and their Subsidiaries at such dates and the results of their operations for such period. Since July 31, 1997 with respect to LTC, December 31, 1996 with respect to TWI and September 30, 1997 with respect to CWI there has been no change in the condition, financial or otherwise, of the applicable Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no material change in the aggregate value of machinery, equipment and Real Property owned by such Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. CORPORATE NAME. No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on SCHEDULE 5.6(A), nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as disclosed on SCHEDULE 5.6(B).

         5.7. O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

                  (a) Each Borrower has duly complied with in all material respects, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (b) Each Borrower has been issued all required material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) To the best of each Borrower's knowledge (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any other premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

         5.8. SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

                  (a) After giving effect to the Transactions, Borrowers will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as disclosed in SCHEDULE 5.8(B), no Borrower has
(i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (ii) any liabilities nor indebtedness other than the Obligations.

                  (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrowers, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Borrower or any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any material "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower or any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower or any member of the Controlled Group knows of any facts or circumstances which would materially decrease the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the material responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower or any member of a Controlled Group has incurred any such material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such material liability, (viii) no Borrower or any member of the Controlled Group or any fiduciary of, or any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code or taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all material contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned by any Borrower are set forth on
SCHEDULE 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the material intellectual property rights which are necessary for the operation of its business; to each Borrower's knowledge, there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consists of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of such software or is the beneficiary of a source code escrow agreement.

         5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting and where the failure to procure such licenses or permits could have a Material Adverse Effect on Borrowers taken as a whole.

         5.11. DEFAULT OF INDEBTEDNESS. No Borrower is in default in the payment of the principal of or interest on any Indebtedness in excess of $100,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. NO DEFAULT. No Borrower is in default in the payment or performance of any of its contractual obligations in excess of $100,000 and no Default has occurred.

         5.13. NO BURDENSOME RESTRICTIONS. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. NO LABOR DISPUTES. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire prior to the Term Loan Termination Date other than as set forth on
SCHEDULE 5.14 hereto.

         5.15. MARGIN REGULATIONS. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. INVESTMENT COMPANY ACT. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. DISCLOSURE. No representation or warranty made by any Borrower in this Agreement or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by the Acquisition Agreement, or this Agreement which could have a Material Adverse Effect on any Borrower.

         5.18. DELIVERY OF ACQUISITION AGREEMENT. Agent has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

         5.19. SWAPS. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower or any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. BUSINESS AND PROPERTY OF BORROWERS. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than distribution and retail of cellular, wireless, paging and internet related products and services and activities necessary to conduct same. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

VI.      AFFIRMATIVE COVENANTS.

         Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. PAYMENT OF FEES. Pay to Agent on demand all usual and customary fees and expenses including all fees required in the Fee Letter or in this Agreement which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrowers for all such fees and expenses.

         6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all material licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

         6.3. VIOLATIONS. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could have a Material Adverse Effect on any Borrower.

         6.4. GOVERNMENT RECEIVABLES. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.6. PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.7. STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to those to which GAAP is applicable to be complete in all material respects and fairly present the financial condition of Borrowers on a Consolidated Basis (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.8. SUBSIDIARY GUARANTY AND SECURITY AGREEMENT. Cause all of its direct or indirect subsidiaries to (i) enter into guaranty agreements in form and substance satisfactory to Agent and its counsel pursuant to which each such subsidiary unconditionally guarantees the Obligations, (ii) enter into security agreements in form and substance satisfactory to Agent and its counsel, and
(iii) deliver to Agent all documents, including legal opinions, it may reasonably require to establish compliance with the foregoing requirement.

         6.9. LANDLORD WAIVERS. Promptly deliver to Agent with respect to any new Primary Location where Collateral will be located a landlord, mortgagee or warehouseman agreement satisfactory to Agent.

         6.10. INTEREST RATE PROTECTION. Within sixty (60) days of the Closing Date, Borrowers shall have entered into an interest rate protection agreement with a financial institution reasonably satisfactory to Agent with respect to an amount equal to at least $15,000,000 and for a period not less than thirty-six months.

         6.11. ENVIRONMENTAL MATTERS. (a) Shall ensure that the Real Property remains in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Intentionally omitted.

                  (c) Shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

                  (g) Promptly upon the written request of Agent from time to time following the occurrence of an Event of Default, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, Affiliates, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 6.11 shall arise upon the discovery of the presence of any

Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 5.7 and 6.11, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

         6.12. EVIDENCE OF RENTAL PAYMENTS. Promptly deliver to Agent, when paid, evidence that each Borrower has paid its rent and other obligations due to its landlords on all Primary Locations and all premises located in the States of Alabama, Delaware, Tennessee, Pennsylvania and in Washington, D.C.

VII.     NEGATIVE COVENANTS.

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1. MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, provided, however, Borrowers may make investments or acquire stock or assets so long as the investment or acquisition is paid solely with (i) the stock of LTC and/or (ii) cash up to $2,000,000 individually and in the aggregate for all Borrowers during the term of this Agreement (a "Permitted Acquisition").

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets (including, without limitation, any promissory notes payable to any Borrower), except in the ordinary course of its business and except as permitted in Sections 2.10(a) and 4.3 hereof.

         7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on SCHEDULE 7.3 and (b) the endorsement of checks in the ordinary course of business.

         7.4. INVESTMENTS. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) any investment permitted under Section 7.1(a) above.

         7.5. LOANS. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate.

         7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $6,000,000 in the aggregate for all Borrowers in Fiscal Year 1998 and $8,000,000 in the aggregate for all Borrowers in each Fiscal Year thereafter.

         7.7. DIVIDENDS; MANAGEMENT FEES. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of such Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of such Borrower or pay any management fees except fees to HIG in an amount not to exceed 2% of any purchase price payable by such Borrower for a Permitted Acquisition.

         7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (iii) Indebtedness assumed under the Acquisition Agreement and (iv) Indebtedness not to exceed $250,000 in the aggregate for all Borrowers outstanding at any time.

         7.9. NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged.

         7.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions conducted in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. INTENTIONALLY OMITTED.

         7.12. SUBSIDIARIES.

                  (a) Form any Subsidiary unless (i) such Subsidiary enters into a guaranty agreement in form and substance satisfactory to Agent and its counsel pursuant to which such Subsidiary unconditionally guarantees the Obligations and
(ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from July 31 or make any change in accounting treatment and reporting practices except as required by GAAP.

         7.14. PLEDGE OF CREDIT. Pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

         7.15. AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. Unless required by law, amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws if any such amendment, modification or waiver could, in Agent's reasonable judgment have a Material Adverse Effect on any Borrower.

         7.16. COMPLIANCE WITH ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on SCHEDULE 5.8(D); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on SCHEDULE 5.8(D); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

         7.18. OTHER AGREEMENTS. Enter into any material amendment, waiver or modification of the Acquisition Agreement or any related agreements.

         7.19. FIXED CHARGE COVERAGE RATIO. Permit Fixed Charge Coverage Ratio
(i) at the end of the fiscal quarters ending January 31, 1999 and April 30, 1999 with respect to the immediately preceding four fiscal quarter period (ending on the last day of the last of such fiscal quarters) to be less than 1.05 to 1.00 and (ii) at the end of each fiscal quarter thereafter, with respect to the immediately preceding four fiscal quarter period (ending on the last day of the last of such fiscal quarters) to be less than 1.10 to 1.00.

         7.20. MINIMUM EBITDA. Permit EBITDA at the end of (i) the fiscal quarter ended July 31, 1998 with respect to the immediately preceding two fiscal quarter period (ending on the last day of such fiscal quarter) to be less than $5,400,000 and (ii) the fiscal quarter ended October 31, 1998 with respect to the immediately preceding three fiscal quarter period (ending on the last day of such fiscal quarter) to be less than $9,000,000.

         7.21. LEVERAGE RATIO. Permit Leverage Ratio at the end of (i) the fiscal quarter ended January 31, 1999 and each fiscal quarter thereafter through and including the fiscal quarter ended July 31, 1999, in each case with respect to the immediately preceding four fiscal quarter period (ending on the last day of the last of such fiscal quarters) to be more than 2.50 to 1.00 and (ii) the fiscal quarter ended October 31, 1999 and each fiscal quarter thereafter with respect to the immediately preceding four fiscal quarter period (ending on the last day of such fiscal quarters) to be more than 2.00 to 1.00.

         7.22. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio at the end of (i) the fiscal quarter ended July 31, 1998 with respect to the immediately preceding two fiscal quarter period (ending on the last day of such fiscal quarters) to be less than 2.50 to 1.00 and (ii) the fiscal quarter ended October 31, 1998 with respect to the immediately preceding three fiscal quarter period (ending on the last day of such fiscal quarters) to be less than 2.25 to 1.00.

         7.23. KOONSMAN NOTE. At any time following the occurrence of a Default or an Event of Default, directly or indirectly, make any payment of principal or interest on the Koonsman Note.

VIII.    CONDITIONS PRECEDENT.

         8.1. CONDITIONS TO INITIAL ADVANCES. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) NOTES. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower.

                  (b) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                  (c) CORPORATE PROCEEDINGS OF BORROWERS. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of the Loan Documents and the Acquisition Agreement and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                  (d) INCUMBENCY CERTIFICATES OF BORROWERS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (e) CERTIFICATES. Agent shall have received a copy of the Articles of Incorporation of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and each Guarantor.

                  (f) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each Borrower and each Guarantor dated not more than ten days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's and each Guarantor's business activities or the ownership of its properties necessitates qualification.

                  (g) LEGAL OPINION. Agent shall have received the executed legal opinion of White & Case LLP and other legal counsel in form and substance satisfactory to the Agent which shall cover such matters incident to the transactions contemplated by the Loan Documents as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and each Lender.

                  (h) NO LITIGATION. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body.

                  (i) FINANCIAL CONDITION CERTIFICATES. Agent shall have received an executed Financial Condition Certificate substantially in the form of EXHIBIT 8.1(I) hereof, together with all required attachments.

                  (j) COLLATERAL EXAMINATION; APPRAISALS. Agent shall have completed a Collateral examination the results of which shall be satisfactory in form and substance to the Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of each Borrower and all books and records in connection therewith.

                  (k) FEES. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date, including legal fees, costs and disbursements, fees pursuant to Article III hereof and fees payable pursuant to the Fee Letter.

                  (l) FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS. Agent shall have received copies of

                    (i) the Pro Forma Financial Statements which shall be reasonably satisfactory in all respects to Agent;

                    (ii) certified financial statements of Borrowers on a Consolidated Basis by Ernst & Young or another independent certified public accountant satisfactory to the Agent for the three fiscal years immediately preceding the Closing Date, together with all written materials, reports and/or management letters prepared by such independent certified public accountants, each of which shall be in form and substance satisfactory to Agent; and

                    (iii) certified financial statements of CWI audited by Ernst & Young satisfactory to Agent for the fiscal year ending December 31, 1997, together with all written materials, reports and management letters prepared by Ernst & Young, each of which shall be in form and substance satisfactory to Agent.

                  (m) ACQUISITION DOCUMENTS. Agent shall have received final executed copies of the Acquisition Agreement and all related agreements, documents and instruments as in effect on the Closing Date, the terms and conditions of such documentation shall be satisfactory to Agent and the transactions contemplated by such documentation shall be consummated concurrently with the making of the initial Advance, including, without limitation, evidence that total cash portion of the purchase price is not greater than $19,500,000 (including expenses).

                  (n) GUARANTY; GUARANTOR SECURITY AGREEMENT; PLEDGE AGREEMENT; OTHER DOCUMENTS. Agent shall have received executed Guaranties, Guarantor Security Agreements, Pledge Agreement, the Collateral Assignment and all Other Documents, each in form and substance satisfactory to Lenders.

                  (o) INSURANCE. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies and directions and officers insurance, together with endorsements naming Agent as a co-insured.

                  (p) UNDRAWN AVAILABILITY; BORROWING BASE. After giving effect to the initial Advances, Borrowers shall have collective Undrawn Availability of not less than $7,000,000. Agent shall have received evidence from each Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by each Borrower on the Closing Date.

                  (q) PAYMENT INSTRUCTIONS. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement.

                  (r) BLOCKED ACCOUNTS. Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral.

                  (s) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary.

                  (t) NO ADVERSE MATERIAL CHANGE. (i) Since July 31, 1997 as respects LTC, December 31, 1996 as respects TWI and September 30, 1997 as respects CWI, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of such Borrower, (y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which could have a Material Adverse Effect on such Borrower and (ii) no representations made or information supplied to Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect.

                  (u) LEASEHOLD AGREEMENTS. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to the Primary Locations.

                  (v) CONTRACT REVIEW. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, employee contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent.

                  (w) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing.

                  (x) CUSTOMERS AND SUPPLIERS. Agent shall have conducted and be satisfied with the results of its customer and supplier checks.

                  (y) CASH MANAGEMENT. Agent shall be reasonably satisfied with each Borrower's cash management and management information systems.

                  (z) SCHEDULE OF AFFILIATES AND SUBSIDIARIES. Agent shall have received a schedule of Affiliates and Subsidiaries of each Borrower.

                  (aa) OTHER. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

         8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement; PROVIDED, HOWEVER that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) MAXIMUM ADVANCES. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWERS.

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, or disputes asserted by any Customer or other obligor regarding a material amount of goods or claims. No Borrower will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         9.2. SCHEDULES. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) Inventory reports, (c) accounts payable ageings and (d) reconciliations with respect to each of foregoing. Borrower shall deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month accounts payable ageings and reconciliations, lockbox statements and such copies of sales, collection, debit and credit adjustment schedules as Agent may request. Borrowing Agent shall deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month a Borrowing Base Certificate. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. ENVIRONMENTAL REPORTS. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, with a certificate signed by the President or Chief Financial Officer of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

         9.4. LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding, investigation, tax audits affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect on any Borrower.

         9.5. MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Acquisition Agreement; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Acquisition Agreement; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness in excess of $100,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Borrower which might have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

         9.6. GOVERNMENT RECEIVABLES. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Agent after the end of each fiscal year upon the filing thereof with the Securities and Exchange Commission, but in no event later than ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a Consolidated Basis and on a consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow and same store sales from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' computations and compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7.19, 7.20, 7.21 and 7.22. In addition, the reports shall be accompanied by a certificate of Borrowing Agent's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6 and 7.11.

         9.8. QUARTERLY FINANCIAL STATEMENTS. Furnish Agent after the end of each quarter upon the filing thereof with the Securities and Exchange Commission, but in no event later than forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a Consolidated Basis and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers (without footnotes) and same store sales reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and in all material respects and fairly present the financial condition of Borrowers on a Consolidated Basis, subject to normal year end adjustments and the absence of footnotes. The reports shall be accompanied by a certificate of Borrowing Agent's President and/or Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7.19, 7.20, 7.21 and 7.22.

         9.9. MONTHLY FINANCIAL STATEMENTS. Furnish Agent within forty-five (45) days after the end of each month, an unaudited balance sheet of Borrowers on a Consolidated Basis and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a Consolidated Basis and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrowing Agent's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 7.6, 7.8, 7.11, 7.19, 7.20, 7.21 and 7.22.

         9.10. OTHER REPORTS. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

         9.11. ADDITIONAL INFORMATION. Furnish Agent with additional information as Agent shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent,
(a) copies of all environmental audits and reviews, (b) at least twenty (20) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.12. PROJECTED OPERATING BUDGET. Furnish Agent, no later than thirty
(30) days prior to the beginning of each of Borrowers' fiscal years commencing with fiscal year 1999 a month by month projected operating budget and cash flow of Borrowers on a Consolidated Basis and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by each Borrower's President or President and/or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. VARIANCES FROM OPERATING BUDGET. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly and monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. NOTICE OF SUITS, ADVERSE EVENTS. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Agent and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

         9.15. ERISA NOTICES AND REQUESTS. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Service, Department of Labor or PBGC with respect thereto,
(ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer

Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

         9.17 SEC FILINGS. Deliver to Agent as and when filed copies of all filings made with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

         10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Borrower to (i) furnish financial information when due or when requested or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment for an amount in excess of $100,000 in the aggregate for all Borrowers which is not stayed, bonded or lifted within thirty (30) days;

         10.5. failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and any Lender;

         10.6. any judgment is rendered or judgment liens filed against any Borrower or any Guarantor for an amount in excess of $100,000 in the aggregate which within thirty (30) days of such rendering or filing is not either satisfied, stayed, bonded or discharged of record;

         10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. this Agreement or any of the Other Documents shall for any reason cease to be, or shall be asserted by any Borrower not to be, a legal, valid and binding obligation of any Borrower, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Loan Documents shall for any reason cease to be, or be asserted by any Borrower not to be, a valid, first priority perfected security interest and Lien in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Other Documents);

         10.11. any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, natural disaster or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower if any such event or circumstance could have a Material Adverse Effect on any Borrower;

         10.12. an event of default has occurred and been declared under the Acquisition Agreement which default shall not have been cured or waived within any applicable grace period and which could have a Material Adverse Effect on any Borrower;

         10.13. a default shall occur with respect to any Indebtedness in an amount equal to or in excess of $100,000 or when taken together with all other Indebtedness which are in default shall exceed $250,000 for the Borrowers taken as a whole which default is not cured within any applicable grace period;

         10.14. termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

         10.15. any Change of Control shall occur;

         10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

         10.17. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower, the continuation of which is material to the continuation of any Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect on any Borrower;

         10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or

         10.19. an event or condition specified in Sections 7.16 or 9.16 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could have a Material Adverse Effect on any Borrower.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligations of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and the Lenders therefor.

         11.2. AGENT'S DISCRETION. Agent shall have the right in its reasonable discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. SETOFF. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender or by the Bank to reduce the Obligations.

         11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII      WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. WAIVER OF NOTICE. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April ___, 2004 (the "Term") unless sooner terminated as herein provided. Agent's and Lenders' obligation to make Revolving Advances shall expire on the Revolving Advance Termination Date and all outstanding Revolving Advances shall be paid in full at such time. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice ("Termination Date") upon payment in full of the Obligations.

         13.2. TERMINATION. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations are paid in full in cash. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.

XIV.     REGARDING AGENT.

         14.1. APPOINTMENT. Each Lender hereby designates Chase to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section
3.4 and in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. LACK OF RELIANCE ON AGENT AND RESIGNATION. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6. NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; PROVIDED THAT, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. DELIVERY OF DOCUMENTS. To the extent Agent receives financial statements required under Sections 9.7, 9.8 and 9.9 from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. BORROWERS' UNDERTAKING TO AGENT. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall PRO TANTO satisfy the relevant Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      BORROWING AGENCY

         15.1. BORROWING AGENCY PROVISIONS.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         15.2. WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

XVI.     MISCELLANEOUS.

         16.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         16.2. ENTIRE UNDERSTANDING. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, executed by the party or parties making such representations, warranties or guarantees. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this
Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

                           (i) increase the Commitment Percentage of any Lender.

                           (ii) increase the Maximum Revolving Advance Amount;

                           (iii) except as otherwise provided herein, increase
                  the Advance Rate;

                           (iv) release any Guarantor;

                           (v) extend the maturity of the due date for any
                  amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

                           (vi) alter the definition of the term Required
                  Lenders or alter, amend or modify this Section 16.2(b);

                           (vii) release any Collateral during any calendar year
                  having an aggregate value in excess of $2,000,000; and

                           (viii)   change the rights and duties of Agent.


Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         16.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its

Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; PROVIDED, HOWEVER, no Lender shall sell its rights under this Agreement and the Other Documents without the prior written consent of Agent. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Agent shall receive a fee in the amount of $3,000 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (f) Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

         16.4. APPLICATION OF PAYMENTS. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         16.5. INDEMNITY. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

         16.6. NOTICE. Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)  If to Agent or   The Chase Manhattan Bank
              Chase at:        600 Fifth Avenue, 4th Floor
                               New York, New York 10020
                               Attention: Let's Talk Cellular Account Executive
                               Telephone: (212) 332-4231
                               Facsimile: (212) 322-4299

              with a copy to:  Hahn & Hessen LLP
                               350 Fifth Avenue
                               New York, New York 10118-0075
                               Attention: Linda C. Berman, Esq.
                               Telephone: (212) 736-1000
                               Facsimile: (212) 594-7167

         (B) If to Lender other than Agent, as specified on the signature pages hereof

         (C) If to any Borrower
             or Borrowing Agent,
             at:               Let's Talk Cellular & Wireless, Inc.
                               800 Brickell Avenue, Suite 400
                               Miami, Florida  33131
                               Attention: Nicolas Molina
                               Telephone: (305) 358-8255
                               Facsimile: (305) 358-9068

             with a copy to:   White & Case LLP
                               200 South Biscayne Boulevard, Suite 4900
                               Miami, Florida 33131-2352
                               Attention: Jorge L. Freeland, Esq.
                               Telephone: (305) 371-2700
                               Facsimile: (305) 358-5744

         16.7. SURVIVAL. The obligations of Borrowers and Lenders under Sections 2.2(f), 3.7, 3.8, 3.9, 6.11(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         16.8. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.9. EXPENSES. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the applicable Borrower's Account and shall be part of the Obligations.

         16.10. INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.11. CONSEQUENTIAL DAMAGES. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.12. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         16.13. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.14. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         16.15. CONFIDENTIALITY. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature; PROVIDED, HOWEVER, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders; and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; PROVIDED, FURTHER that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

         Each of the parties has signed this Agreement as of the day and year first above written.

                      LET'S TALK CELLULAR & WIRELESS, INC.

                       By:
                          --------------------------------
                          Nicolas Molina, Chief Executive Officer

                          800 Brickell Avenue, Suite 400
                          Miami, Florida 33131

                       TELEPHONE WAREHOUSE, INC.

                       By:
                          --------------------------------
                          Nicolas Molina, Vice President

                          2400 East Randal Mill Road
                          Arlington, Texas 76011

                       CELLULAR WAREHOUSE, INC.

                       By:
                          --------------------------------
                          Nicolas Molina, Vice President

                          8611 Roswell Road
                          Atlanta, Georgia 30350

                       NATIONAL CELLULAR, INCORPORATED

                       By:
                          --------------------------------
                          Nicolas Molina, Vice President

                          2400 East Randal Mill Road
                          Arlington, Texas 76011

                       CELLULAR USA

                       By:
                          --------------------------------
                          Nicolas Molina, Chief Executive Officer

                          800 Brickell Avenue, Suite 400
                          Miami, Florida 33131

                       SOSEBEE ENTERPRISES, INC.

                       By:
                          --------------------------------
                          Nicolas Molina, Vice President

                          8611 Roswell Road
                          Atlanta, Georgia 30350

                       THE CHASE MANHATTAN BANK, as Lender and as Agent


                       By: /s/ Kathleen Maggi
                          --------------------------------
                       Its: Kathleen Maggi, Vice President
                           -------------------------------

                       600 Fifth Avenue
                       New York, New York 10020

                       Commitment Percentage: 100%

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Let's Talk Cellular & Wireless, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998


STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Telephone Warehouse, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Cellular Warehouse, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of National Cellular, Incorporated, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Cellular USA, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Nicolas Molina, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Sosebee Enterprises, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

         On this 1st day of April, 1998, before me personally came Kathleen Maggi, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of THE CHASE MANHATTAN BANK and that she was authorized to sign her name thereto.

                                   /s/ Loukia Harris
                                  -----------------------------
                                  Notary Public

                                                      Loukia Harris
                                                Notary Public of New York
                                                     No. 01HA4995575
                                               Qualified in Nassau County
                                           Commission Expires April 27, 1998